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                                                                    EXHIBIT 23.1

[KPMG LOGO]

                P.O. Box 7108              1000 First Interstate Center
                Billings, MT 59103         401 N. 31st Street
                                           Billings, MT 59101

                        Independent Accountants' Consent

The Board of Directors and Stockholders
Stillwater Mining Company:

We consent to incorporation by reference in the registration statements (Nos. 333-75404, 333-12455, 333-12419 and 333-58251) on Form S-3 and in the
registration statements (Nos. 333-76314, 333-66364, 33-97358 and 333-70861) on
Form S-8 of Stillwater Mining Company of our report dated February 24, 2004, with respect to the consolidated balance sheets of Stillwater Mining Company and subsidiary as of December 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Stillwater Mining Company. Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003.

/s/ KPMG

Billings, Montana
March 11, 2004

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KPMG, LLP. KPMG LLP, a limited liability partnership, is
a member of KPMG International, a Swiss cooperation